SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                   November 9, 2006

Northern States Power Company
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-31387	41-1967505
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Mpls, MN	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                 612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 9, 2006, Northern States Power Company filed with the Minnesota Public Utilities Commission (“Commission”), a request to increase natural gas rates by $18.5 million, representing an overall increase of 2.4%, related to Minnesota capital investments and rising operating costs.  The case includes a requested common equity ratio of 51.98 % and a Return on Equity of 11%.  The Jurisdictional rate base is approximately $439 million.   If the Commission suspends the case, interim rates are proposed to become effective on January 8, 2007 representing an average increase on current distribution margin of 11.53%, or 2.07% on total gas revenues.

See additional information in the news release filed as exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.01	Xcel Energy News Release dated November 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern States Power Company
(a Minnesota Corporation)

/s/ BENJAMIN G.S. FOWKE III
Benjamin G.S. Fowke III
Vice President and Chief Financial Officer

November 13, 2006